UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported)    June 2, 2008

PSPP HOLDINGS, INC.
(Exact name of Registrant as Specified in its Charter)

Nevada	000-24723	88-0393257
(State or Other Jurisdiction	(Commission file Number)	(IRS Employer
of Incorporation)		Identification No.)

11710 Old Georgetown Road, Suite 808, North Bethesda, MD	20852
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code (301) 230-9674

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

|_| Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

|_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

|_| Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

|_| Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 8                      OTHER EVENTS: Reverse Split & Symbol Change

Effective June 21, 2008, in order to meet a requirement of the Stock Purchase Agreement, as amended, between Airport Road Associates One, LLC (“Airport, LLC”) and East Coast Realty Ventures, LLC (“ECRV, LLC”), as previously reported on Form 8-K filed March 20, 2008, the Board of Directors of the Company has declared a 100 to 1 round lot reverse split of the Company’s Common Stock. In accordance with the reverse split, each shareholder will receive one (1) share of Common Stock for each one hundred (100) shares currently held.  No fractional shares shall be issued; all fractional shares shall be rounded up to the next whole share.  Any shareholder that should own less than one hundred (100) shares after completion of the reverse split shall be issued a sufficient number of additional shares so that each such shareholder shall own a minimum of one hundred (100) shares.  The reverse split is effective as of the opening of trading on June 2, 2008.

Additionally, also effective June 2, 2008, the Company’s trading symbol was changed to “PSPN” in conjunction with the reverse split of the Company’s common stock.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized on this 5th day of June, 2008.

PSPP Holdings, Inc.

By:	/s/ Teresa Palumbo
Name: Teresa Palumbo
Title: President